                                 EXHIBIT 10.109


                    1996 SECOND ADDITIONAL FUNDING AGREEMENT


     THIS 1996 SECOND ADDITIONAL FUNDING AGREEMENT is made this 13th day of June, 1996, by and between NDE Environmental Corporation ("NDE") and Proactive Partners L.P. ("Proactive").

     WHEREAS, Proactive, NDE and Lagunitas Partners L.P. entered into the 1996 Funding Agreement dated March 27, 1996; and

     WHEREAS, Proactive and NDE entered into the 1996 Additional Funding Agreement made effective May 15, 1996; and

     WHEREAS, NDE needs additional capital to meet its current commitments.

     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants contained herein, the parties agree as follows:

     1.   PROACTIVE ADVANCE.  Proactive will wire transfer $100,000 to
          NDE.

     2. CONVERTIBLE DEBENTURES. NDE will issue a debenture to Proactive in the amount of $1,000,000. The debenture shall have an interest rate of eight percent (8%) and shall provide for payment of accrued interest and principal on April 1, 1997. The debenture shall be immediately convertible into a new series of preferred having a conversion into 800,000 shares of common stock. NDE shall use its best efforts to seek shareholder approval for an increase in the authorized shares to allow for the issuance this new class of preferred shares. In the case where NDE is unable to obtain shareholder approval for an increase in authorized shares, such debenture shall be fully due and payable on April 1, 1997.

     3. MUTUAL COOPERATION. The parties shall execute any and all documentation that is necessary to effectuate this agreement.


                                   NDE ENVIRONMENTAL CORPORATION

                                   By: __________________________________
                                       Jay Allen Chaffee, Chairman


                                   PROACTIVE PARTNERS L.P.

                                   BY:  PROACTIVE INVESTMENT MANAGERS, L.P.,
                                        GENERAL PARTNER

                                   By: ___________________________________
                                       Charles McGettigan, General Partner